                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                              NEWTEK CAPITAL, INC.
                              --------------------
        (Exact name of small business issuer as specified in its charter)

           New York                          001-16123                11-3504638
-------------------------------          ------------------       ------------------
(State or other jurisdiction of           (Commission file        (I.R.S. Employer
incorporation or organization)                number)             Identification No.)

100 Quentin Roosevelt Blvd., Garden City, NY                        11530
--------------------------------------------                     ----------
(Address of principal executive offices)                         (Zip Code)


Issuer's telephone number, including area code:  (516) 390-2260
                                                 --------------

ITEM 5 - OTHER EVENTS

     On April 10, 2002, the Registrant announced that on March 28, 2002 a subsidiary of American International Group, Inc. (AIG) acquired 333,333 shares of Registrant's common stock at a price of $3.00 per share in a private placement. In addition, three AIG subsidiaries exchanged their warrants in the Registrant's subsidiary certified capital companies for a total of 676,000 shares of Registrant's common stock, based upon an exchange valuation of $4.00 per share. The Registrant has agreed to file with the Securities and Exchange Commission a registration statement to permit the resale of all of these shares within 45 days from the date of the transactions. A copy of the Press Release issued by the Registrant is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item.

     The Registrant also entered into agreements with other participants in its certified capital company programs to exchange their warrants for the Registrant's common stock. The companies and their share acquisitions are:
Massachusetts Mutual Life Insurance Company, 192,449 shares, American Family Mutual Insurance Company, 53,723 shares, Pacific Life Insurance Company, 52,444 shares and Northwestern Mutual Life Insurance Company, 53,959 shares. All have agreed to exchange their warrants for the total of 352,575 shares of the Registrant's common stock, on the same terms and conditions as the AIG companies.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          Exhibit 99.1 NEWTEK CAPITAL, INC. RECEIVES AN INVESTMENT FROM SUBSIDIARIES OF AMERICAN INTERNATIONAL GROUP, INC. AND OTHER INSURANCE COMPANIES

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NEWTEK CAPITAL, INC.

Date: April 10, 2002                    /s/ Barry Sloane
                                        ----------------------------------------
                                        Barry Sloane
                                        Chairman of the Board, Chief Executive
                                        Officer, and Secretary

                                       2